Exhibit 99.1
Latch Notifies Nasdaq That It Does Not Anticipate Meeting Delinquent Filing Deadline
The company remains committed to building a disciplined and efficient business that makes spaces better places to live, work, and visit

NEW YORK - August 1, 2023 - Latch, Inc. (NASDAQ: LTCH) today announced it has notified the hearings panel of The Nasdaq Stock Market LLC (“Nasdaq”) that the company does not anticipate regaining compliance with its periodic filing obligations on or before its August 4, 2023 deadline due to unexpected delays in the ongoing restatement of its historical financial statements. As a result, Latch expects Nasdaq to issue a delisting determination, causing the company’s securities to be suspended from trading on Nasdaq. Once the suspension takes effect, Latch expects that its securities will be traded on the OTC Expert Market. The transition to the OTC markets will not change Latch’s commitment to enhancing operational discipline and efficiency within the organization.

As of July 31, 2023, the company’s total cash and cash equivalents and current and non-current available-for-sale securities was approximately $192 million.1 As announced on July 10, 2023, the company has commenced a reduction in force of approximately 59% of its full-time employees, which it expects to complete by November 1, 2023. These strategic measures, along with the recently announced senior management additions, are intended to build a solid foundation for future growth.

“Latch has, and will continue to, work diligently to complete the restatement and remains committed to regaining compliance with its periodic filing obligations as soon as possible,” said Latch’s Interim CEO, Jason Keyes. “Despite these unforeseen delays related to the restatement, I remain excited about Latch’s future. As always, the company is committed to providing excellent products and services to its customers.”

As previously announced, Jamie Siminoff and Dave Lillis are expected to be appointed as the company’s Chief Executive Officer and Chief Financial Officer, respectively, later this year.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and
1 This amount is unaudited. Latch also has liabilities including, but not limited to, (i) $22 million aggregate principal amount of promissory notes due in 2025 that accrue paid-in-kind interest at a rate of 10% per annum and are subject to acceleration in the event the company remains delisted from Nasdaq as of April 15, 2024 and (ii) other current and non-current liabilities, including but not limited to deferred revenue accrued liabilities, accounts payable, and litigation reserves. The total amount of these liabilities cannot be determined until the restatement is complete. You should not make an investment decision solely based on the financial information contained in this press release because you do not have a complete view of the company’s current financial position. The company intends to provide its comprehensive financial position in connection with completion of the restatement, and you should review such information when available. The company assumes no obligation to update or revise this amount, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the company’s future products, performance, and operations, and the related benefits to stockholders, customers, and residents; the company’s strategy; the company’s ability to file its delinquent periodic reports by the August 4, 2023 deadline or otherwise; the company’s ability to otherwise comply with applicable Nasdaq listing rules; the company’s ability to complete the restatement of its historical financial statements; the company’s ability to have its securities traded on the OTC Expert Market or another market; completion of the company’s July 2023 reduction in force; and expected transitions in management. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the company’s ability to complete the restatement, and any impact of the July 2023 reduction in force thereon; (ii) the performance of the company’s stock, especially in light of the limited liquidity and depressed trading prices expected as a result of the delisting from Nasdaq; (iii) the company’s ability to implement business plans and changes and developments in the industry in which the company competes, including successfully integrating Honest Day’s Work into its operations following the July 3, 2023 closing of the acquisition thereof (the “HDW Acquisition”); (iv) the Company’s ability to repay the $22 million aggregate principal amount of promissory notes issued in connection with the HDW Acquisition, for which delisting from Nasdaq as of April 15, 2024 is an event of default; (v) the company’s ability to preserve cash given the costs and liabilities associated with the restatement and any related legal proceedings; (vi) the Company’s ability to access liquidity, through the capital markets or otherwise; and (vii) the company’s response to any of the aforementioned factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The company does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:
investors@latch.com

Latch PR:
press@latch.com

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